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                                                                    Exhibit 10.7











                           SECURITIES PURCHASE AGREEMENT

                                         BY

                                        AND

                                       AMONG

                                 RADIO UNICA CORP.

                                        AND

                                   THE INVESTORS



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                                  TABLE OF CONTENTS


                                                                            PAGE


SECTION 1.  DEFINITIONS; INITIAL INVESTMENT DATE . . . . . . . . . . . . . .   2
     SECTION 1.1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.2.  ACQUISITIONS. . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.3.  MERGER; AUTHORIZATION AND DESIGNATION OF PREFERRED
                   SHARES. . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.4.  SALE OF SHARES. . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 1.5.  INITIAL FUNDING . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 1.6.  PURCHASE PRICE FOR SHARES . . . . . . . . . . . . . . . .   5
     SECTION 1.7.  WORLD CUP FUNDING . . . . . . . . . . . . . . . . . . . .   5

SECTION 2.  ADDITIONAL FUNDING . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 2.1  ADDITIONAL COMMITMENT. . . . . . . . . . . . . . . . . . .   6

SECTION 3.  CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 3.1  CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 3.2  REPAYMENT OF PROMISSORY NOTE . . . . . . . . . . . . . . .   7

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . .   8
     SECTION 4.1.  ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 4.2.  CHARTER DOCUMENTS . . . . . . . . . . . . . . . . . . . .   8
     SECTION 4.3.  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 4.4.  AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 4.5.  LACK OF BUSINESS. . . . . . . . . . . . . . . . . . . . .  10
     SECTION 4.6.  CONFLICTING AGREEMENTS. . . . . . . . . . . . . . . . . .  10
     SECTION 4.7.  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS . . .  11
     SECTION 5.1.  INVESTMENT INTENT . . . . . . . . . . . . . . . . . . . .  11
     SECTION 5.2.  RESTRICTED SECURITIES . . . . . . . . . . . . . . . . . .  12
     Section 5.3.  FCC QUALIFICATION . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.  AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . . . . . . . . . .  13
     SECTION 6.1.  ACCOUNTING SYSTEM . . . . . . . . . . . . . . . . . . . .  13
     SECTION 6.2.  PERIODIC REPORTS; BUDGETS . . . . . . . . . . . . . . . .  13
     SECTION 6.3.  CERTIFICATES OF COMPLIANCE. . . . . . . . . . . . . . . .  16
     SECTION 6.4.  OTHER REPORTS AND INSPECTION. . . . . . . . . . . . . . .  17
     SECTION 6.5.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 6.6.  LICENSES. . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 6.7.  MATERIAL CHANGES. . . . . . . . . . . . . . . . . . . . .  19
     SECTION 6.8.  COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . .  19
     SECTION 6.9.  AGREEMENTS WITH EMPLOYEES . . . . . . . . . . . . . . . .  19
     SECTION 6.10.  BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . .  20
     SECTION 6.11.  USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . .  21



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     SECTION 6.12.  COMPENSATION AND AUDIT COMMITTEES. . . . . . . . . . . .  21
     SECTION 6.13.  AGREEMENTS WITH STOCKHOLDERS . . . . . . . . . . . . . .  22
     SECTION 6.14.  CONFLICTING AGREEMENTS . . . . . . . . . . . . . . . . .  22

SECTION 7.  NEGATIVE COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . .  23
     SECTION 7.1.  MERGER; SALE OF ASSETS. . . . . . . . . . . . . . . . . .  23
     SECTION 7.2.  BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 7.3.  STOCK REPURCHASES . . . . . . . . . . . . . . . . . . . .  24
     SECTION 7.4.  DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 7.5.  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 7.6.  CAPITAL EXPENDITURES. . . . . . . . . . . . . . . . . . .  24
     SECTION 7.7.  ACQUISITIONS; SUBSIDIARIES. . . . . . . . . . . . . . . .  25
     SECTION 7.8.  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 7.9.  ISSUANCE OF SHARES. . . . . . . . . . . . . . . . . . . .  25
     SECTION 7.10.  EXECUTIVE OFFICERS.. . . . . . . . . . . . . . . . . . .  26
     SECTION 7.11.  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . .  26
     SECTION 7.12.  LIENS AND ENCUMBRANCES . . . . . . . . . . . . . . . . .  26
     SECTION 7.13.  ACCOUNTANTS AND LEGAL COUNSEL. . . . . . . . . . . . . .  27
     SECTION 7.14.  BUDGETS. . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 8.  CONDITIONS TO OBLIGATIONS OF THE COMPANY ON CLOSING DATE . . . .  27
     SECTION 8.1.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .  27
     SECTION 8.2.  CONSIDERATION . . . . . . . . . . . . . . . . . . . . . .  27
     SECTION 8.3.  MANAGEMENT STOCK. . . . . . . . . . . . . . . . . . . . .  28

Section 9.  CONDITIONS TO OBLIGATIONS OF THE INVESTORS ON CLOSING DATE . . .  28
     SECTION 9.1.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .  28
     SECTION 9.2.  PERFORMANCE OF COVENANTS. . . . . . . . . . . . . . . . .  28
     SECTION 9.3.  OPINION OF COUNSEL TO THE COMPANY . . . . . . . . . . . .  29
     SECTION 9.4.  OFFICER'S AND OTHER CERTIFICATES. . . . . . . . . . . . .  29
     SECTION 9.5.  LEGAL ACTION. . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 9.6.  AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 9.7.  OPERATING BUDGET. . . . . . . . . . . . . . . . . . . . .  30
     SECTION 9.8.  PURCHASE AGREEMENTS . . . . . . . . . . . . . . . . . . .  31
     SECTION 9.9.  PROGRAM AGREEMENT . . . . . . . . . . . . . . . . . . . .  31

SECTION 10.  REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . .  31
     SECTION 10.1.  REQUIRED REGISTRATION. . . . . . . . . . . . . . . . . .  31
     SECTION 10.2.  PROCEDURE FOR REGISTRATION . . . . . . . . . . . . . . .  33
     SECTION 10.3.  INCIDENTAL REGISTRATION. . . . . . . . . . . . . . . . .  35
     SECTION 10.4.  INDEMNIFICATION BY THE COMPANY . . . . . . . . . . . . .  38
     SECTION 10.5.  INDEMNIFICATION BY SELLING INVESTORS . . . . . . . . . .  39
     SECTION 10.6.  CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 10.7  NOTIFICATION BY SELLING INVESTORS . . . . . . . . . . . .  42
     SECTION 10.8.  NOTIFICATION BY COMPANY. . . . . . . . . . . . . . . . .  43
     SECTION 10.9.  COSTS AND EXPENSES . . . . . . . . . . . . . . . . . . .  44
     SECTION 10.10.  RULE 144 REPORTING. . . . . . . . . . . . . . . . . . .  45




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SECTION 11.  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 12.  RIGHT OF FIRST REFUSAL. . . . . . . . . . . . . . . . . . . . .  47

SECTION 13.  CONDUCT PRIOR TO THE CLOSING DATE . . . . . . . . . . . . . . .  49
     SECTION 13.1.  INVESTIGATION. . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 13.2.  FCC APPLICATION. . . . . . . . . . . . . . . . . . . . .  51

SECTION 14.  NO BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 15.  SURVIVAL OF REPRESENTATIONS . . . . . . . . . . . . . . . . . .  52

SECTION 16.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 16.1.  AFFILIATE. . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 16.2.  ASSOCIATE. . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 16.3.  CEO. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 16.4.  COMMISSION . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 16.5.  INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . .  53
     Section 16.6.  NEW SECURITIES . . . . . . . . . . . . . . . . . . . . .  53
     Section 16.7.  PUBLIC OFFERING. . . . . . . . . . . . . . . . . . . . .  53
     Section 16.8.  SENIOR EXECUTIVES. . . . . . . . . . . . . . . . . . . .  54
     Section 16.9.  REGISTRABLE SECURITIES . . . . . . . . . . . . . . . . .  54
     Section 16.10.  SECURITIES ACT. . . . . . . . . . . . . . . . . . . . .  54
     Section 16.11.  SECURITIES EXCHANGE ACT . . . . . . . . . . . . . . . .  54

SECTION 17.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . .  54
     SECTION 17.1.  CONSTRUCTION AND ENFORCEMENT . . . . . . . . . . . . . .  55
     SECTION 17.2.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 17.3.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . .  57
     SECTION 17.4.  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . .  58
     SECTION 17.5.  COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 17.6.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 17.7.  REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . .  59


                                      EXHIBITS

EXHIBIT A      Certificate of Incorporation of Surviving Company

Exhibit B      By-Laws of Surviving Company

EXHIBIT C      Certificate of Designations

EXHIBIT D      Form of Non-Competition Agreement

EXHIBIT E      Form of Stockholder's Agreement




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                                     SCHEDULES


Schedule A     Investors and Purchase Commitments

Schedule 1.3   List of Holders of Equity Securities of the Surviving Company

Schedule 4.3   List of Holders of Equity Securities

Schedule 4.5   Business, Agreements and Liabilities of the Company

Schedule 7.9   List of Management Options







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                                      AGREEMENT


    This Securities Purchase Agreement (the "Agreement"), dated as of the 11th day of August, 1997, by and among Radio Unica Corp., a Florida corporation (the "Company"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and the investors named on Schedule A attached hereto (such investors and Warburg being collectively referred to herein as the "Investors").

                                W I T N E S S E T H :

    WHEREAS, the Company desires to develop in the United States a Spanish language radio network consisting of owned and operated radio stations and affiliates (the "Network");

    WHEREAS, the Investors desire to invest the capital required to develop the Network;

    WHEREAS, the Company has been established as a vehicle to form the Network; and

    WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, shares of Preferred Stock (the "Preferred Shares") of the Surviving Company (as hereinafter defined) and shares of Common Stock (the "Common Shares") of the Surviving Company (the Preferred Shares and Common Shares are collectively referred to herein as the "Shares") as set forth on Schedule A;



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    NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

         Section 1.     DEFINITIONS; INITIAL INVESTMENT DATE.

              Section 1.1. DEFINITIONS. Certain terms as used in this Agreement are defined in Section 16 hereof and reference is hereby made to such Section. From and after the Merger (as hereinafter defined), when used herein, the term the "Company" shall also include Radio Unica Corp., a Delaware corporation, into which the Company shall be merged on or prior to the Initial Investment Date (as hereinafter defined).

              Section 1.2. ACQUISITIONS. The Company will use its reasonable best efforts to find radio stations to be acquired by the Company or to become affiliated with the Network and will inform the Investors of, and will give the Investors the opportunity to advise on, each such potential acquisition at the earliest feasible time and will keep the Investors fully informed throughout the acquisition process.

              Section 1.3. MERGER; AUTHORIZATION AND DESIGNATION OF PREFERRED SHARES. Immediately prior to the Initial Investment Date, the Company shall be merged (the "Merger") with and into Radio Unica Corp., a Delaware corporation, which Delaware corporation shall be the surviving entity (the "Surviving Company") and which shall have the Certificate of Incorporation and By-Laws in the forms attached


                                          2
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hereto as Exhibits A and B, respectively.  In connection with the Merger, the stockholders of the Company immediately prior to the Merger shall be given credit for their $500,000 investment in the Company so that after the Merger, the stockholders of the Company, the amount of cash invested by each and the number of Shares owned by each of them shall be as set forth on Schedule 1.3 attached hereto. On or before the Initial Investment Date, the Surviving Company shall cause to be filed with the Secretary of State of Delaware a certificate of designations (the "Certificate") in the form attached hereto as Exhibit C setting forth the designations, preferences, and relative, participating, optional and other special rights of the Preferred Shares.

              Section 1.4. SALE OF SHARES. Subject to the terms and conditions hereof, on the Closing Date the Company hereby agrees to issue and sell to the Investors at the times and from time to time as set forth herein an aggregate of 207,900 Preferred Shares and 21,000 Common Shares (less (i) any Shares purchased by Warburg pursuant to Section 1.5 hereof and (ii) the Shares acquired by the stockholders of the Company pursuant to the Merger as set forth on Schedule 1.3) for an aggregate purchase price of $21,000,000, with the number of Shares to be purchased by each Investor set forth opposite such Investor's name on Schedule A. Warburg agrees to purchase an aggregate of 198,000 Preferred Shares and 20,000 Common Shares, less any Shares acquired by other Investors, which Shares will be


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purchased by Warburg (a) as set forth in Section 1.5 hereof and (b) on and after the Closing Date, in such amounts and from time to time as will be sufficient to fund the Company's operations as set forth in the budget furnished by the CEO of the Company pursuant to Section 9.7 hereof, provided that the Company is operating in accordance with such budget. If the Company enters into binding commitments to acquire the radio stations referenced in Section 9.8 hereof, then each Investor agrees to provide its funds as set forth in this Section 1.4, and if any Investor fails to do so, the Company shall be entitled to specific performance with respect to requiring such Investor to meet such funding requirements and any such Investor shall be liable for any damages resulting therefrom.

              Section 1.5. INITIAL FUNDING. Prior to the Closing Date and on or prior to August 7, 1997 (the "Initial Investment Date"), Warburg agrees to purchase from the Surviving Company an aggregate of 19,800 Preferred Shares and 2,000 Common Shares for an aggregate purchase price of $2,000,000. As conditions to the Initial Investment Date, (i) the Merger shall have been effectuated, (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Initial Investment Date, (iii) each of the Senior Executives shall have entered into a Non-Competition Agreement with the Company, in the form of Exhibit D


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attached hereto and (iv) the Stockholder's Agreement shall have been entered into and shall be satisfactory to the Investors.

              Section 1.6. PURCHASE PRICE FOR SHARES. The purchase price to be paid by the Investors for each Preferred Share is $100 and for each Common Share is $10. The purchase price will be payable by wire transfer of funds or by delivery to the Surviving Company of certified or bank cashiers' checks by the Investors.

              Section 1.7. WORLD CUP FUNDING. Prior to the date hereof, in connection with the Company entering into the Radio Broadcasting Rights Agreement ("Broadcast Agreement") with Univision Network Limited Partnership, Warburg loaned to the Company the principal amount of $265,000 and has obtained for the benefit of the Company a letter of credit in the amount of $2,385,000. If the Closing hereunder occurs, than the Company agrees to repay all amounts loaned to it by Warburg and to replace the letter of credit with a new one issued for the benefit of the Company. If the Closing hereunder does not occur prior to October 31, 1997, (A) then each of Joaquin Blaya, Andrew Goldman, Herbert Levin and Barrett Alley (collectively, the "Syndication Principals"), jointly and severally, agrees to reimburse Warburg for 50% of (a) all amounts advanced for the benefit of the Company, (b) any amounts which may be drawn down under the letter of credit and (c) any costs and expenses incurred by Warburg in connection therewith and (B) the Company


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shall syndicate the rights acquired pursuant to the Broadcast Agreement and shall pay 50% of the net proceeds to Warburg and 122% of the net proceeds to each of the Syndication Principals.

         Section 2.       ADDITIONAL FUNDING.

              Section 2.1.     ADDITIONAL COMMITMENT.  At the request of the
CEO of the Company made at any time on or prior to three (3) years from the date hereof, Warburg, in the exercise of its sole discretion, shall have the option to purchase an additional 198,000 Preferred Shares and 20,000 Common Shares (the "Additional Shares") (in addition to those purchased pursuant to Sections 1.4 and 1.5 hereof) on the same terms as provided in Section 1.6 hereof. Each of the other Investors and the Senior Executives of the Company shall have the right to acquire its pro rata share (based on the original shares and vested options owned by the Other Investors) of the Additional Shares on the same terms and conditions.

         Section 3.       CLOSING DATE.

              Section 3.1. CLOSING DATE. Subject to satisfaction of the conditions set forth in Sections 8 and 9 hereof, the closing of the transactions (except for the Initial Investment Date which shall occur as set forth in Section 1.5) contemplated by this Agreement (the "Closing") shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or such other place as shall be mutually agreed by the parties, at 10:00 a.m. local time on such date or time as shall be mutually agreed to by the parties to this Agreement (the "Closing Date"), but in any event not later than February 7, 1998.

              Section 3.2. REPAYMENT OF PROMISSORY NOTE. From the proceeds of the Closing, the principal of and interest on the $100,000 loan made by Joaquin Blaya, Herbert Levin, Andrew Goldman and Barrett Alley to the Company shall be repaid in its entirety; PROVIDED, HOWEVER, that the Company may repay principal and interest on such loan after October 31, 1997 if Warburg shall have been paid all amounts required pursuant to the third sentence of Section 1.7 as of such date.

         Section 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors as follows:

              Section 4.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its State of Incorporation. The Company has all requisite corporate power and authority necessary to conduct its business as it is now being conducted or as proposed to be conducted.

              Section 4.2. CHARTER DOCUMENTS. The Company has heretofore delivered to counsel for the Investors true, correct and complete copies of the Company's Articles of Incorporation and By-Laws, each as in full force and effect on the date hereof. There will be no changes made to such Articles of Incorporation or By-Laws between the date hereof and the Closing Date, except as contemplated by the Merger and Exhibit C hereto.

              Section 4.3. CAPITALIZATION. As of the Initial Investment Date, the Company's authorized capitalization consists of 100,000 shares of Common Stock, par value $.01 per share, and 450,000 shares of Preferred Stock, par value $.01 per share. The issuance of the Preferred Shares and the Common Shares pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the stockholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Shares as contemplated by this Agreement. Except for the rights granted pursuant to Sections 2.1 and 12 hereof, no stockholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investors, the Preferred Shares and Common Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and the Preferred Shares will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Certificate. Except as set forth in Schedule 7.9, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which the Company is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company. A true and complete list of the holders of all issued and outstanding equity securities of the Company on the Closing Date hereof is set forth on Schedule 4.3 attached hereto.

              Section 4.4. AUTHORIZATION. The Company has the full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

              Section 4.5. AGREEMENTS. Schedule 4.5 attached hereto lists all of the material agreements to which the Company is a party. Each of such agreements is in full force and effect without any defaults thereunder.

              Section 4.6. CONFLICTING AGREEMENTS. Neither the Company nor any member of the Senior Executives of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (including non-compete restrictions) in connection with any previous or current employment and, in the case of any confidentiality agreement, contract, commitment or restriction, which conflict with this Agreement or any agreement executed or to be executed in connection herewith.

              Section 4.7. DISCLOSURE. To the best knowledge of the Company and the Senior Executives, neither this Agreement, nor any of the schedules, exhibits, written statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company and the Senior Executives, there exists no fact or circumstance which, to the knowledge of the Company or the Senior Executives, adversely affects or will adversely affect the business, properties or assets, or condition, financial or otherwise, of the Company, both at the present and as proposed.

         Section 4.7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS. Each of the Investors severally hereby represents and warrants to, and agrees with, the Company as follows:

              Section 5.1. INVESTMENT INTENT. Each Investor is acquiring the Preferred Shares and Common Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Investors consent to the placement of the following legend on each certificate representing the Preferred Shares and Common Shares:

    "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR MESSRS. STROOCK & STROOCK & LAVAN LLP OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

              Section 5.2.     RESTRICTED SECURITIES.  Each Investor
understands that the Preferred Shares and the Common Shares will not be registered under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Investors' representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment.

    Each Investor understands that the Preferred Shares and Common Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares or Common Shares or an available exemption from registration under the Securities Act, the Preferred Shares and Common Shares must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

              Section 5.3. FCC QUALIFICATION. Each Investor does not know of any fact that would, because of such Investor's ownership in the Company, under existing law and existing rules, regulations and practices of the Federal Communications Commission ("FCC"), disqualify the Company or not enable the Company to obtain FCC licenses to own and operate radio stations.

         Section 6. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees with Warburg as long as it owns more than 5% of the Preferred Shares (a "Substantial Investor") that as long as any Preferred Shares are issued and outstanding:

              Section 6.1. ACCOUNTING SYSTEM. It will maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied.

              Section 6.2.     PERIODIC REPORTS; BUDGETS.

                        (a) It will furnish to each Substantial Investor as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company, an annual report of the Company, including an audited balance sheet as at the end of such fiscal year and audited statements of income, cash flows and stockholders equity for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year and for the budget for the fiscal year just completed (provided, however, that information as to the budgeted figures will not be audited), all of which will be correct and complete and will fairly present the financial condition of the Company at the date shown and the results of its operations for the period then ended. Such financial statements shall be accompanied by the report thereon of nationally recognized independent public accountants satisfactory to Warburg to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report). The Company will use its best efforts to conduct its business so that such report of the independent public accountants will not contain any qualifications as to the scope of the audit, the continuance of the Company, or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur.

                        (b) It will furnish to each Substantial Investor, as soon as practicable and in any event within 45 days after the end of each calendar quarter, a quarterly report of the Company consisting of an unaudited balance sheet as at the end of such quarter and unaudited statements of income, cash flows and stockholders equity for such quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year and for the budget. The reports for each calendar quarter shall include a narrative discussion prepared by the Company describing the business and operations of the Company during the preceding calendar quarter.

                        (c) It will furnish to each Substantial Investor, as soon as practicable and in any event within 30 days after the end of each calendar month, a monthly report of the Company consisting of an unaudited balance sheet as at the end of such month and unaudited statements of income, cash flows and stockholders equity for such month, setting forth in each case in comparative form the corresponding figures for the preceding year. The reports for each calendar month shall include a narrative discussion prepared by the Company describing the business and operations of the Company during the preceding calendar month.

                        (d) It will furnish to each Investor, as soon as practicable and in any event not less than 30 days prior to the end of each fiscal year of the Company, (x) an annual operating budget for the Company prepared by the Senior Executives for
(i) the succeeding fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each quarter of such fiscal year and (ii) the succeeding three fiscal years, containing projections of profit and loss, cash flow and ending balance sheets for each of such years and (y) an annual capital budget for the Company prepared by the Senior Executives for each of the succeeding two years. Promptly upon preparation thereof, the Company will furnish to each Substantial Investor any other budgets that the Senior Executives of the Company may prepare and any revisions of such previously furnished budgets.

                        (e) It will furnish to each Substantial Investor, promptly after receipt, each audit response letter, accountant's management letter and other reports submitted to the Company by its independent public accountants or attorneys in connection with an annual or interim audit of the books of the Company.

              Section 6.3. CERTIFICATES OF COMPLIANCE. Concurrently with the furnishing of each report pursuant to Section 6.2(a) hereof, it will furnish to each Substantial Investor a certificate of an officer stating that to the best of such officer's knowledge the Company is not in default under, and has not breached, any agreements or obligations, including, without limitation, this Agreement, or if any such default or breach exists, specifying the nature thereof and what actions the Company has taken and proposes to take with respect thereto. Concurrently with the furnishing of the reports pursuant to Section 6.2(a) hereof, the Company will cause to be furnished to each Substantial Investor a statement of the independent public accountants of the Company to the effect that they have caused the provisions of this Agreement to be reviewed and that in the course of their audit of the Company nothing has come to their attention to lead them to believe that any default hereunder exists or, if such is not the case, specifying such default or possible default and the nature thereof. The Company covenants that promptly after the knowledge or notice of the occurrence of any default hereunder or any default under or breach of any material agreement or any other material adverse event or circumstance affecting the Company, it will deliver to each Substantial Investor a certificate of an officer specifying in detail the nature and period of existence thereof, and what actions the Company has taken and proposes to take with respect thereto.

              Section 6.4. OTHER REPORTS AND INSPECTION. It will furnish to each Substantial Investor, as soon as practicable after issuance, copies of any financial statements or reports prepared by the Company for or otherwise furnished to its stockholders, the Commission or any other person or entity. It will furnish promptly to each Substantial Investor such other documents, reports and financial data as such Substantial Investor may reasonably request. It will, upon reasonable prior notice, make available to each Substantial Investor or such Substantial Investor's representatives or designees during normal business hours (a) all assets, properties and business records of the Company for inspection and copying and (b) the directors, officers and employees of the Company for interviews concerning the business, affairs and finances of the Company.

              Section 6.5. INSURANCE. It will maintain valid policies of worker's compensation insurance and such other insurance with financially sound insurers with respect to its properties and business of the kinds and in amounts not less than is customarily obtained by corporations engaged in the same or similar businesses. The activities and operations of the Company will be conducted in a manner so as to conform to all applicable provisions of such insurance policies.

              Section 6.6. LICENSES. It will obtain and keep in full force and effect all licenses, permits and other authorizations from governmental authorities (including from the FCC) which shall be necessary to the conduct of its business.

              Section 6.7. MATERIAL CHANGES. It will promptly notify each Substantial Investor of any known material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, and of any known litigation or governmental proceeding pending or, to the best knowledge of the Company, threatened against the Company or against any officer or key employee of the Company.

              Section 6.8. COMPLIANCE WITH LAW. It will comply with all applicable statutes, rules and regulations of the United States, of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to the Company, and will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

              Section 6.9. AGREEMENTS WITH EMPLOYEES. The Company will cause all significant employees of the Company to enter into agreements, substantially in form of Exhibit D attached hereto, relating to
(a) non-disclosure of confidential information, (b) restrictions on employing employees of the Company and (c) for key employees designated by the Company's Board of Directors, restrictions on competing against the Company. The Company will avail itself of all rights and remedies under all of the foregoing agreements.

              Section 6.10. BOARD OF DIRECTORS. Commencing on the Closing Date, the Company and the Investors will use their reasonable best efforts to have the Company's Board of Directors consist of six persons, who shall be designated jointly by Warburg and the CEO; provided, however, that Warburg shall have the right, in the exercise of its sole discretion, at any time or from time to time, to designate a majority of the directors; provided, further, however, that if Warburg designates a majority of the directors it agrees that without the consent of the CEO not to make any material change in the nature of the business conducted by the Company or have the Company engage in a different business. The Investors agree to vote their Common Shares or Preferred Shares to (a) effectuate the election of the persons nominated as directors in accordance with the foregoing provisions and (b) amend the By-Laws of the Company as may be necessary or advisable to effectuate the agreements contained in this Section 6.10. The rights of the CEO under this Section 6.10 shall terminate when such member is no longer employed by the Company. The Investors will use their reasonable best efforts to cause the By-Laws of the Company to contain provisions indemnifying the Company's directors to the fullest extent permitted under applicable law. The Board of Directors shall hold regular meetings at least once every three months. The Company will reimburse members of its Board of Directors for their reasonable out-of-pocket expenses incurred to attend meetings of the Board of Directors or any Committee thereof and will pay reasonable compensation to outside directors.

              Section 6.11. USE OF PROCEEDS. The Company will use the proceeds from the sale of the shares for acquisitions of radio stations for the Network, funding operations of the Company, general working capital purposes and for payment of expenses incurred in the organization and operations of the Company prior to the Closing Date, in accordance with the budget furnished pursuant to Section 9.7 hereof.

              Section 6.12. COMPENSATION AND AUDIT COMMITTEES. The Company will, beginning upon Warburg's request and at all times thereafter, maintain a Compensation Committee and an Audit Committee of the Board of Directors of the Company. At least a majority of the members of each such committee shall consist of directors who are not Senior Executives of the Company. Based on proposals submitted to it by the CEO, the Compensation Committee shall make recommendations to the Board of Directors regarding all matters of compensation, including stock awards for employees of the Company, except for options which have been agreed to or awarded prior to the Closing Date.

              Section 6.13. AGREEMENTS WITH STOCKHOLDERS. Until the Company shall have completed its initial Public Offering, all persons who are or who become stockholders or holders of options of the Company shall enter into a stockholder's agreement, substantially in the form of Exhibit E hereto (the "Stockholder's Agreement"), pursuant to which such stockholders shall agree:
(a) that for a period of at least 180 days after the effective date of the Company's initial Public Offering such stockholders will not, directly or indirectly, sell, offer to sell or otherwise dispose of securities of the Company other than securities which are included and sold in such initial Public Offering; and (b) to grant to the Company and to the Investors a right of first refusal with respect to any securities of the Company which such stockholders propose to sell or otherwise dispose of.

              Section 6.14. CONFLICTING AGREEMENTS. The Company will not enter into any agreement which, by its terms, might restrict the performance of the Company's obligations under this Agreement or the Preferred Shares or any of the other agreements attached as exhibits hereto, including, but not limited to, registration rights or the payment of dividends on the Preferred Shares.

         Section 6.14. NEGATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees with the Investors that as long as any Preferred Shares are issued and outstanding, without the prior approval of Warburg (it being understood that the affirmative vote or consent of a director of the Company employed by Warburg shall constitute such consent), it will not do any of the following:

              Section 7.1. MERGER; SALE OF ASSETS. Except for the Merger, the Company will not, and will cause each subsidiary not to, become a party to any merger or consolidation, or sell, lease or otherwise dispose of any of its assets, other than sales and leases of assets in the ordinary course of business and other than the replacement of outmoded or damaged equipment with new equipment. The Company will not, and will cause each subsidiary not to, voluntarily dissolve, liquidate, wind up or carry out any partial liquidation.

              Section 7.2. BUSINESS The Company will not, and will cause each subsidiary not to, engage in any business other than the ownership or operation of the Network, including all matters related to or incidental thereto, such as ownership and acquisition of radio stations and programming, production and sale of programs, radio advertising production and sale, and production of special events.

              Section 7.3. STOCK REPURCHASES. Except as provided in this Agreement, the Company will not, and will cause each subsidiary not to, purchase or redeem any shares of its capital stock other than pursuant to agreements with officers or employees of the Company or such subsidiary relating to repurchase of stock after termination of employment.

              Section 7.4. DIVIDENDS. Except for the payment of dividends on the Preferred Shares, the Company will not, and will cause each subsidiary not to, declare or pay any dividend or make any distribution in cash or property to the stockholders of the Company or such subsidiary.

              Section 7.5. INDEBTEDNESS. The Company will not, and will cause each subsidiary not to, create, incur or assume or otherwise become or remain liable with respect to Indebtedness; provided, however, that the Company may enter into commitments of up to an aggregate of $200,000 in any fiscal year.

              Section 7.6. CAPITAL EXPENDITURES. The Company will not, and will cause each subsidiary not to, make or commit to make or incur liabilities or commit to incur liabilities for any cash capital expenditures in any one year in excess of that set forth on the budget prepared pursuant to Section 6.2(c) hereof.

              Section 7.7. ACQUISITIONS; SUBSIDIARIES. The Company will not, and will cause each subsidiary not to, acquire any properties, assets or stock of another entity, whether by means of acquisition of assets or stock, by merger or otherwise, except for the acquisition of assets in the ordinary course of business. The Company will not, and will cause each subsidiary not to, acquire or organize any subsidiary

              Section 7.7. AMENDMENTS. The Company will not, and will cause each subsidiary not to, amend its Articles of Incorporation or By-Laws.

              Section 7.9. ISSUANCE OF SHARES. The Company will not, and will cause each subsidiary not to, authorize, create or issue any series or shares of capital stock (or options, warrants or other rights to purchase or acquire any capital stock or any security convertible into or exchangeable or exercisable for any capital stock), or adopt or otherwise institute any stock option or stock purchase plan for, or otherwise issue any stock or options to, employees, consultants or directors of the Company except that the Company may
(a)
authorize a Stock Option Plan providing for the issuance of options to purchase up to 20,000 shares of Common Stock, which plan must be approved by the Board of Directors and (b) issue options which have been agreed to prior to the Closing Date as set forth on Schedule 7.9 attached hereto.

              Section 7.10. EXECUTIVE OFFICERS. The Company will not, and will cause each subsidiary not to, hire or fire any the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer or set or change the compensation thereof.

              Section 7.11. TRANSACTIONS WITH AFFILIATES. The Company will not, and will cause each subsidiary not to, engage in any transaction with, nor enter into any contract, agreement or other arrangement providing for, nor amend any existing agreement relating to, the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any officer, director or stockholder of the Company or any Affiliate or Associate of such persons or entities, except for employment agreements with employees and normal employee benefits.

              Section 7.12. LIENS AND ENCUMBRANCES. The Company will not, and will cause each subsidiary not to, create, incur or suffer to exist any mortgage, pledge, lien, security interest, charge or other encumbrance on any of its assets, except as provided for in the Budget.

              Section 7.13. ACCOUNTANTS AND LEGAL COUNSEL. The Company will not, and will cause each subsidiary not to, engage or discharge its independent certified public accountants or legal counsel.

              Section 7.14. BUDGETS. The CEO will not set or revise any operating or capital budgets; PROVIDED, HOWEVER, that the CEO shall be permitted to propose all operating and capital budgets and any revisions thereto.

         Section 8. CONDITIONS TO OBLIGATIONS OF THE COMPANY ON CLOSING DATE. The obligations of the Company under this Agreement with respect to the Closing Date are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the
Company:

              Section 8.1. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date.

              Section 8.2. CONSIDERATION. The funds to be provided on the Closing Date as set forth in Section 1.6 hereof shall have been provided by the Investors to the Company.

              Section 8.3. MANAGEMENT STOCK. The Senior Executives of the Company shall have acquired an aggregate of 500 Common Shares and an aggregate of 4,950 Preferred Shares.

         Section 9. CONDITIONS TO OBLIGATIONS OF THE INVESTORS ON CLOSING DATE. The obligations of the Investors under this Agreement with respect to the Closing Date are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the
Investors:

              Section 9.1. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on the Closing Date.

              Section 9.2. PERFORMANCE OF COVENANTS. All of the covenants and agreements of the Company contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all respects to the satisfaction of the Investors.

              Section 9.3. OPINION OF COUNSEL TO THE COMPANY. On the Closing Date, the Investors shall have received an opinion of counsel to the Company with respect to matters customarily opined to by United States lawyers in a transaction of this type, addressed to the Investors, in form and substance satisfactory to the Investors and to counsel to the Investors, Stroock & Stroock & Lavan LLP.

              Section 9.4. OFFICER'S AND OTHER CERTIFICATES. The Company shall have delivered to the Investors the following:

                        (a) copies of the resolutions adopted by the Company's Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company as being in full force and effect on the Closing Date;

                        (b)  a certified copy of the Certificate of
Incorporation of the Surviving Company, and the Certificate, each as filed or to be filed with the Secretary of State of Delaware;

                        (c) a certificate, dated as of a recent date, of the Secretary of State of Delaware attesting as to the good standing of and the payment of taxes by the Surviving Company in such State;

                        (d) a copy of the Surviving Company's By-laws, certified to by the Secretary of the Surviving Company as being in full force and effect on the Closing Date;

                        (e) stock certificates representing the Preferred Shares and Common Shares purchased hereunder; and

                        (f) such other certificates or documents as the Investors or their counsel may reasonably request relating to the transactions contemplated hereby.

              Section 9.5 LEGAL ACTION. There shall not have been instituted or threatened any legal proceeding seeking to prohibit or threaten the consummation of the transactions contemplated by this Agreement. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement.

              Section 9.6. AGREEMENTS. The Stockholder's Agreement shall have been entered into and shall be satisfactory to the Investors.

              Section 9.7. OPERATING BUDGET. The initial operating budget referred to in Section 6.2(d) hereof shall have been prepared by the CEO and shall be satisfactory to Warburg in its sole discretion and the Company shall be operating in accordance with such budget.

              Section 9.8. PURCHASE AGREEMENTS. The Company shall have entered into either definitive purchase agreements, or binding option agreements, for the acquisition of radio stations serving the Los Angeles and either Miami or Houston markets.


               Section 9.9. PROGRAM AGREEMENT. One or more agreements, relating to the purchase of programming and/or talent shall have been entered into by the Company and shall be satisfactory to the Investors.

         Section 10.      REGISTRATION RIGHTS.

              Section 10.1. REQUIRED REGISTRATION. The Company may not make an initial registration of any of its securities under the Securities Act without the prior consent of Warburg. If at any time or from time to time Warburg shall decide to sell or otherwise dispose of Registrable Securities of the Company then owned by Warburg, Warburg may give written notice to the Company of the proposed disposition, specifying the number of Registrable Securities so to be sold or disposed of and requesting that the Company prepare and file a registration statement (which may be a shelf registration statement) under the Securities Act covering such Registrable Securities. The Company shall, within 10 days thereafter, give written notice to the other Investors of such request and each of the other Investors shall have the option, for a period of 10 days after receipt by it of such notice from the Company, to include its Registrable Securities in such registration statement. The Company shall use its reasonable best efforts to cause an appropriate registration statement (the "Registration Statement") covering such Registrable Securities to be filed with the Commission and to become effective as soon as reasonably practicable and to remain effective until the completion of the distribution of the Registrable Securities to be offered or sold. (The holders whose Registrable Securities are included in a Registration Statement are hereinafter referred to as the "Selling Investors"). The Company shall bear all of the Costs and Expenses of such Registration Statements. In addition to the foregoing and without regard to there first having been filed the Registration Statements provided for in the foregoing provisions of this Section 10.1, Warburg will be entitled to demand, and the Company will use its reasonable best efforts to cause to become and remain effective, an unlimited number of Registration Statements on Form S-3 (or any similar short-form Registration Statement), including Registration Statements for the offering of securities on a delayed or continuous basis, at the Company's Cost and Expense, when the Company is eligible to use the same. The Company will use its reasonable best efforts to utilize a short-form registration statement for which the Company qualifies.

              Section 10.2. PROCEDURE FOR REGISTRATION. In connection with the filing of a Registration Statement pursuant to Section 10.1 hereof, and in supplementation and not in limitation of the provisions hereof, the Company shall:

                        (a) Notify the Selling Investors as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of such Registration Statement;

                        (b) Notify the Selling Investors, promptly after the Company shall receive notice thereof, of the time when such Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of such Registration Statement has been filed;

                        (c) Notify the Selling Investors promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                        (d) Prepare and promptly file with the Commission and promptly notify the Selling Investors of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, prepare and file with the Commission, promptly upon the Selling Investors' written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

                        (e) Prepare, promptly upon request of the Selling Investors or any underwriters for the Selling Investors, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of
Section 10(a)(3) of the Securities Act;

                        (f) Advise the Selling Investors promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

                        (g) Use its reasonable best efforts to qualify, as soon as reasonably practicable, the Registrable Securities for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Selling Investors; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                        (h) Furnish the Selling Investors, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Selling Investors may, from time to time, reasonably request; and

                        (i) If requested by the Selling Investors, enter into an agreement with the underwriters of the Registrable Securities being registered containing customary provisions and reflecting the foregoing.

              Section 10.3. INCIDENTAL REGISTRATION. If at any time the Company shall propose the filing of a Registration Statement on an appropriate form under the Securities Act of any securities of the Company being offered for cash, otherwise than pursuant to Section 10.1 hereof and other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect, then the Company shall give the holders of Registrable Securities notice of such proposed registration and shall include in any Registration Statement relating to such securities all or a portion of the Registrable Securities then owned by such holders, which such holders shall request (such holders to be considered Selling Investors), by notice given by such holders to the Company within 30 days after the giving of such notice by the Company, to be so included. In the event of the inclusion of Registrable Securities pursuant to this Section 10.3, the Company shall bear all of the Costs and Expenses of such registration; provided, however, that the Selling Investors shall pay, pro rata based upon the number of Registrable Securities included therein, the underwriters discounts and compensation attributable to the inclusion of such Registrable Securities. In the event the distribution of securities of the Company covered by a Registration Statement referred to in this Section 10.3 is to be underwritten, then the Company's obligation to include Registrable Securities in such Registration Statement shall be subject, at the option of the Company, to the following further conditions:

                        (a) The distribution for the account of the Selling Investors shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, and the Selling Investors will enter into an agreement with such underwriters containing customary provisions;

                        If the underwriting agreement entered into with the aforesaid underwriters contains restrictions upon the sale of securities of the Company, other than the securities which are to be included in the proposed distribution, for a period not exceeding 180 days from the effective date of the Registration Statement, then such restrictions will be binding upon the Selling Investors and, if requested by the Company, the Selling Investors will enter into a written agreement to that effect;

                        (c)  If the registration is an underwritten
registration and the managing underwriter of such offering delivers a written opinion to the Selling Investors stating that the aggregate amount of securities of the Company which the Selling Investors and the Company propose to include in such Registration Statement would adversely affect the marketing of the securities or the proceeds of the offering payable to the




Company, then the number of Selling Investors' securities to be included will be reduced pro rata on the basis of the number of shares owned by the Selling Investors, or there will be no inclusion of Selling Investors' securities in the registration statement and proposed distribution, in accordance with such statement by the underwriters; and

                        (d) If the registration is the initial Public Offering for the Company, holders of Registrable Securities will only be entitled to include their securities in such registration if Warburg includes any of its securities therein and then only on a pro rata basis with Warburg.

              Section 10.4 INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless each Selling Investor, any underwriter (as defined in the Securities Act) for such Selling Investor, each partner, officer and director of such Selling Investor, and each person, if any, who controls such Selling Investor or such underwriter within the meaning of the Securities Act (but, in the case of an underwriter or a controlling person, only if such underwriter or controlling person indemnifies the persons mentioned in subdivision (b) of Section 10.5 hereof in the manner set forth therein), against any losses, claims, damages or liabilities, joint or several, to which such Selling Investor or any such underwriter, partner, officer, director or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Investor and any such underwriter, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by such Selling Investor, or any such partner, officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such person expressly for inclusion in any of the foregoing documents.

              Section 10.5. INDEMNIFICATION BY SELLING INVESTORS. Each Selling Investor shall:

                        (a) Furnish in writing all information to the Company concerning itself and its holdings of securities of the Company as shall be required in connection with the preparation and filing of any Registration Statement covering any Registrable Securities; and

                        (b) Indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement) or contained on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Investor expressly for inclusion in any of the foregoing documents, and such Selling Investor shall reimburse the Company and any such underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this
Section 10.5, no Selling Investor shall be required to indemnify the Company or any such underwriter, officer, director or controlling persons for any amount in excess of the amount of the proceeds received by such Selling Investor.

              Section 10.6 CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any Selling Investor or other person or entity entitled to indemnification under this Agreement, makes a claim for indemnification pursuant to Section 10.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 10.4 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such Selling Investor or other person in circumstances for which indemnification is provided under Section 10.4; then, and in each such case, the Company and such Selling Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Selling Investor or other person is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the public offering price of all securities offered in such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (i) no such Selling Investor or other person will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              Section 10.7. NOTIFICATION BY SELLING INVESTORS. Each Selling Investor and each other person indemnified pursuant to Section 10.4 hereof will, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to
Section 10.4 hereof, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies such Selling Investor within 10 days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Selling Investor or such other indemnified person, as the case may be; provided, however, that such Selling Investor shall be entitled to retain its own counsel at the Company's expense if it believes there exists a potential for conflict of interest between the Company and such Selling Investor. The omission to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify such Selling Investor or such other indemnified person, as the case may be, under Section 10.4 hereof, except to the extent the Company shall suffer any loss by reason of such failure to give notice and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

              Section 10.8. NOTIFICATION BY COMPANY. The Company agrees that, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Selling Investor having to indemnify the Company pursuant to subdivision (b) of Section 10.5 hereof, the Company will promptly notify such Selling Investor in writing of the commencement of such action and permit such Selling Investor, if such Selling Investor so notifies the Company within 10 days after receipt by it of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company. The omission to notify such Selling Investor promptly of the commencement of any such action will not relieve such Selling Investor of liability to indemnify the Company under subdivision (b) of Section 10.5 hereof, except to the extent that such Selling Investor suffers any loss by reason of such failure to give notice and shall not relieve such Selling Investor of any other liabilities which it may have under this or any other agreement.

              Section 10.9. COSTS AND EXPENSES. As used in this Agreement, "Costs and Expenses" shall include all reasonable and customary costs and expenses relating to the Registration Statement involved, including but not limited to registration, filing and qualification fees, blue-sky expenses, printing expenses, reasonable fees and disbursements of counsel to the Company and Stroock & Stroock & Lavan LLP, counsel for the Selling Investors (or such other counsel as the Selling Investors may designate, provided, however, that no more than one such counsel for the Selling Investors will be so designated on any occasion), and accounting fees; provided however, that underwriting discounts and commissions and reimbursable underwriters' expenses will be borne pro rata by the holders of the securities included in the Registration Statement.

              Section 10.10. RULE 144 REPORTING. After the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act, and with a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Common Shares without registration, the Company agrees to:

                        (a) Cause public information with respect to the Company to be available, as set forth in Rule 144 or any comparable rule or regulation under the Securities Act, at all times;

                        (b) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

                        (c) Furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act.

         Section 11. EXPENSES. The Company agrees to pay, and save the Investors harmless against liability for the payment of, (a) the reasonable and customary fees and expenses of the Investors arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, including due diligence fees and expenses and reasonable fees and expenses of Stroock & Stroock & Lavan LLP, counsel to the Investors;
(b) the reasonable and customary fees and expenses (including, without limitation, attorneys' fees) incurred with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement and the transactions contemplated hereby; and (c) the reasonable and customary fees and expenses (including, without limitation, attorneys' fees) incurred in respect of the enforcement by the Investors of the rights granted to the Investors under this Agreement and the transactions contemplated hereby; provided, however, that no director's, consulting, investment banking or similar fees will be paid by the Company to Warburg, and provided, further, that if the transactions contemplated by this Agreement shall not have closed by the date set forth in the last clause of Section 3.1 hereof, each of the Company and each Investors, severally and not jointly, shall be responsible for fees and expenses incurred by it.

         Section 12.      RIGHT OF FIRST REFUSAL.

                        (a) The Company agrees that until there is a Public Offering of its securities, it will not offer or sell any New Securities (except for New Securities issued in connection with acquisitions approved by the Board of Directors) unless it first offers to the Investors the right to purchase a portion of such New Securities of the Company in accordance with, and subject to, the provisions of this Section 12(a). The Company shall immediately notify the Investors of the terms or the proposed terms for the sale of such New Securities, which must be pursuant to a bona fide cash offer, by the Company (the "Company's Notice"). If the Investors (the "Purchasing Parties") wish to purchase such New Securities pursuant to the Company's Notice, they shall notify the Company by written notice within 15 days after receipt of the Company's Notice how many of such shares they desire to purchase. The Purchasing Parties shall be entitled to purchase up to that number of shares of New Securities specified in their notice; provided, however, that if such number exceeds the total offered, then they shall be entitled to purchase a pro rata number which is equal to the total number of New Securities subject to the offer multiplied by a fraction, the numerator of which is the number of Common Shares owned by such Purchasing Party, and the denominator of which is the total number of Common Shares of the Company owned by all Purchasing Parties; provided, however, that if a Purchasing Party elects to purchase less than its pro rata interest, the portion of its pro rata interest not purchased by it may be purchased by the Purchasing Parties who desire to acquire in excess of their pro rata interest on a pro rata basis or as determined by such Purchasing Parties. To the extent the Investors do not elect to purchase all of such New Securities, the Company shall have up to 90 days to complete the sale of any New Securities offered to but not purchased by the Investors upon the same terms specified in the Company's Notice. If the Company later changes the terms of the sale in any material respect, the Company shall first reoffer such New Securities to the Investors pursuant to the procedure set forth above. Any New Securities which are offered or sold (or issued) by the Company shall, unless otherwise consented to in writing by the Investors, be offered and sold (or issued) to any purchaser only for cash.

                        (b) In the event that such terms and conditions of a bona fide offer do not provide for the purchaser to have any registration rights, the Company agrees with the Investors that in the event the Investors acquire any New Securities pursuant to paragraph (a) above, such New Securities shall be deemed Registrable Securities for the purposes of Section 10 hereof.

                        (c) The closing of the purchase of shares pursuant to this Section 12 shall occur at the principal office of the Company (i) on the fifth business day after the expiration of 15 days after receipt of the Company's Notice if the Investors purchase all such New Securities, (ii) concurrently with the closing of the sale of New Securities if the Investors do not purchase all such New Securities, or (iii) at such other time as the Investors and the Company may mutually determine. At the closing, the Company shall deliver to the Investors the certificate or certificates representing such shares, free and clear of all liens and encumbrances whatsoever (other than those imposed by this Agreement), and the Investors shall pay to the Company, by wire transfer of federal funds or by delivery of a certified or bank cashier's check, the amount of the purchase price for the shares of New Securities purchased by the Investors pursuant to this Section 12.

         Section 13.      CONDUCT PRIOR TO THE CLOSING DATE.

              Section 13.1. INVESTIGATION. Warburg, its counsel, accountants, employees or other representatives may, prior to the Closing Date, make such investigations of the properties and operations of the Company and such audit of the financial condition of the Company for such purposes as it deems necessary or advisable in connection with the transactions contemplated hereby; such investigation shall not, however, affect the representations and warranties of the Company hereunder. The Company agrees to permit Warburg and its counsel, accountants, employees or other representatives to have, after the date hereof, full access during normal business hours to the premises and to all books and records of the Company and Warburg shall have the right to make copies thereof and excerpts therefrom, and the Company will furnish Warburg with such financial and operating data and other information with respect to the business and properties of the Company as Warburg may, from time to time, reasonably request. The Company agrees to permit Warburg and its counsel, accountants, employees or other representatives to communicate with and visit suppliers, customers and others having business relations with the Company. The Company acknowledges that the rights set forth in this Section 13 are essential to Warburg as a means of evaluating the assets and business of the Company and agrees that in no event will it make any claim of any kind as a result of the exercise by Warburg of such rights and hereby waives any and all rights it may have to make such claims. Warburg will have the right to be involved in all due diligence matters relating to any acquisition and Warburg shall have the right, at the Company's expense, to retain agents, consultants, accountants, attorneys and other representatives to assist in the due diligence process. The provisions of this Section 13.1 are subject to the provisions and conditions contained in any confidentiality agreements to which the Company is or becomes a party.

              Section 13.2. FCC APPLICATION. If applicable, the Company and/or the Investors shall prepare and file in a timely fashion, one or more applications (the "Applications") for orders from the FCC (the "FCC Orders") granting approval of the change of control of the Company with respect to any FCC broadcasting licenses, as contemplated by this Agreement. The Company and the Investors shall diligently submit any additional information requested by the FCC with respect to any Application, and shall take all reasonable steps that are necessary and proper to the expeditious prosecution of the Applications to a favorable conclusion. The Investors shall obtain and provide to the Company information that is reasonably available to the Investors in response to requests from the Company in connection with the Applications.

         Section 14. NO BROKERS. Each of the Company, on the one hand, and the Investors, on the other hand, severally represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors severally agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company, the Company agrees to indemnify and save harmless the Investors in respect of such claim.

         Section 15. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and any investigation at any time made by the Investors or on their behalf.

         Section 16. DEFINITIONS. For purposes of this Agreement, the following terms have the respective meanings set forth below:

              Section 16.1. "AFFILIATE" has the meaning such term is given in Rule 405 promulgated under the Securities Act.

              Section 16.2. "ASSOCIATE" has the meaning such term is given in Rule 405 promulgated under the Securities Act.

              Section 16.3. "CEO" means Joaquin Blaya so long as he shall be Chief Executive Officer of the Company and thereafter, the Chief Executive Officer of the Company.

              Section 16.4. "COMMISSION" means the Securities and Exchange Commission.

              Section 16.5. "INDEBTEDNESS" means all obligations for money borrowed, contingent or otherwise, which in accordance with generally accepted accounting principles should be classified on the obligor's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, lien or other security interest existing on property owned or acquired by the obligor, whether or not the liability secured thereby shall have been assumed, all guarantees of such Indebtedness and all guarantees and other contingent obligations in respect of the Indebtedness of others.

              Section 16.6. "NEW SECURITIES" means shares of Common Stock of the Company, or any security which is convertible into or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company, except for shares or options issued in accordance with Section 7.9.

              Section 16.7. "PUBLIC OFFERING" means a distribution of securities in an underwritten public offering to the general public pursuant to a Registration Statement filed with and declared effective by the Commission pursuant to the Securities Act.

              Section 16.8. "SENIOR EXECUTIVES" means (i) the CEO, (ii) Herbert Levin, so long as he shall remain the Chief Operating Officer of the Company, and thereafter the Chief Operating Officer of the Company and (iii) Steve Dawson, so long as he shall remain the Chief Financial Officer of the Company, and thereafter the Chief Financial Officer of the Company.

              Section 16.9. "REGISTRABLE SECURITIES" means (a) any Common Shares issued or to be issued pursuant to this Agreement and (b) any other securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referred to in subsection (a) above.

              Section 16.10. "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal law then in force.

              Section 16.11. "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal law then in force.

         Section 17.      MISCELLANEOUS PROVISIONS.

              Section 17.1. CONSTRUCTION AND ENFORCEMENT. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING ANY EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. The Company agrees that it will not assert against any partner of the Investors (or against any partner, officer, director, employee or agent of the Investors or any of their Affiliates) any claim it may have under this Agreement by reason of any failure or alleged failure by the Investors to meet its obligations hereunder. The parties hereto agree and intend that the proper and exclusive forum for the litigation of any disputes or controversies arising out of, or related to, this Agreement shall be the courts of the State of New York and of any Federal Court located in the City of New York. The Company agrees that it will not commence or move to transfer any action or proceeding, arising out of or relating to this Agreement, in or to any court other than one located in the City and State of New York. The Company irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at the address provided herein, such service to become effective 30 days after such mailing. Nothing contained in this Section shall affect the right of the Investors to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. In the event the Company should commence or maintain any action arising out of or related to this Agreement in a forum other than the courts of the City and State of New York, the Investors shall be entitled to request the dismissal of such action, and the Company stipulates that such action shall be dismissed.

              Section 17.2. NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

    To the Company:

         Radio Unica Corp.
         2 Alhambra Plaza
         Suite 508
         Coral Gables, Florida 33134
         Attn:  Joaquin Blaya

              -with a copy to-

         Arazoza, Comas, de Torres & Fernandez-Fraga, P.A.
         101 Madera Avenue
         Coral Gables, Florida 33134

         Attn:  Gaston J. Comas

    To Warburg:

          Warburg, Pincus Ventures, L.P.
          466 Lexington Avenue
          New York, New York  10017
          Attn:  John D. Santoleri

              -with a copy to-

          Stroock & Stroock & Lavan LLP
          180 Maiden Lane
          New York, New York  10038
          Attn:  Martin H. Neidell

    To the Investors other than Warburg:

         As set forth on Schedule A or if not set forth on such schedule, in care of the Company.

provided, however, that any notice of change of address shall be effective only upon receipt.

              Section 17.3. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Warburg. The Investors may assign all or any part of their rights and obligations hereunder to any person or entity who acquires any Preferred Shares or Common Shares owned by the Investors. Any such assignment shall not operate to release Warburg or any Investor from its liabilities and obligations under this Agreement. No assignment may be made to any person or entity which would cause the Company to fail to continue to meet the FCC requirements for ownership of any radio stations, unless the prior approval from the FCC shall have been obtained. A person to whom all or a part of an Investor's rights are so assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owner of the Preferred Shares and Common Shares. Any subsequent owner of any Preferred Shares or Common Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning such securities has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or Common Shares. Whenever reference is made to Warburg or an Investor in this Agreement, such reference shall include their Affiliates and Associates and any assignees of their rights hereunder; provided, however, that if Warburg assigns less than all its Preferred Shares or Common Shares, then any rights contained herein which are applicable to Warburg shall remain solely Warburg's right unless it notifies the Company to the contrary, in which case such rights will be solely exercisable by the transferee.

              Section 17.3. AMENDMENTS AND WAIVERS. This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of Warburg.

              Section 17.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

              Section 17.6. HEADINGS. The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

              Section 17.7. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors on the Closing Date, and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic, electronic or other similar process and the

Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                  RADIO UNICA CORP.


                                  By: /S/ Joaquin Blaya
                                     -------------------------------

                                  WARBURG, PINCUS VENTURES, L.P.

                                  By:  Warburg, Pincus & Co.,
                                       General Partner

                                  By: /S/ John D. Santoleri
                                     -------------------------------
                                     Partner

                                  /S/ Joaquin Blaya
                                  ----------------------------------
                                  Joaquin Blaya

                                  /S/ Herbert Levin
                                  ----------------------------------
                                  Herbert Levin

                                  /S/ Andrew Goldman
                                  ----------------------------------
                                  Andrew Goldman

                                  /S/ Alan Stess
                                  ----------------------------------
                                  Alan Stess

                                  /S/ Barrett Alley
                                  ----------------------------------
                                  Barrett Alley

                                                                      SCHEDULE A


                                     Number of Shares         Number of Shares
Investors                            of Common Stock         of Preferred Stock
---------                            ----------------        ------------------

Warburg, Pincus Ventures, L.P.          20,000                  198,000
Joaquin Blaya                              172.5                  1,707.75
Herbert Levin                              172.5                  1,707.75
Andrew Goldman                              80                      792
Alan Stess                                  50                      495
Barrett Alley                               25                      247.5

                                                                    SCHEDULE 1.3

                                                           Purchased
                                                 Preferred             Common
                          Cash                     Shares              Shares
                       Investment               @ $100/SHR           @ $10/SHR
                       ----------               ----------           ---------

Joaquin Blaya         $172,500.00                1,707.75             172.5000
Herb Levin            $172,500.00                1,707.75             172.5000
Andrew Goldman         $80,000.00                  792.00              80.0000
Alan Stess             $50,000.00                  495.00              50.0000
Barrett Alley          $25,000.00                  247.50              25.0000
Omar Marshant               $0.00                    0.00               0.0000
Steve Dawson                $0.00                    0.00               0.0000
Pedro Sevcec                $0.00                    0.00               0.0000
Others                      $0.00                    0.00               0.0000


Totals                $500,000.00                4,950.00              500.000

                                                                    SCHEDULE 4.3



                                                           Purchased
                                                 Preferred             Common
                          Cash                     Shares              Shares
                       Investment               @ $100/SHR           @ $10/SHR
                       ----------               ----------           ---------

Warburg, Pincus
  Ventures, L.P.     $2,000,000.00               19,850.00          2,000.0000
Joaquin Blaya          $172,500.00                1,707.75            172.5000
Herb Levin             $172,500.00                1,707.75            172.5000
Andrew Goldman          $80,000.00                  792.00             80.0000
Alan Stess              $50,000.00                  495.00             50.0000
Barrett Alley           $25,000.00                  247.50             25.0000
Omar Marshant                $0.00                    0.00              0.0000
Steve Dawson                 $0.00                    0.00              0.0000
Pedro Sevcec                 $0.00                    0.00              0.0000
Others                       $0.00                    0.00              0.0000

Totals               $2,500,000.00               24,800.00           2,500.000

                                                                    SCHEDULE 4.5


1. Lease Agreement by and between Promenade Towers and Radio Unica Corp. dated March 1, 1997.

2.  Agreements between talent listed below and Radio Unica Corp.

    a)   Pedro Sevcec, dated June 1, 1997
    b)   Maria Regina Avila, dated April 9, 1997
    c)   Jose Cartagena, dated December 20, 1996
    d)   Aliza A. Lifshitz, M.D.,  dated December 17, 1996
    e)   Mary Rodriguez Portas, dated December 11, 1996
    f)   Manfred Rosenow, dated November 9, 1996

3.  Contract with David Shaw, Building Contractor, dated May 27, 1997.

4. Promissory Note between Warburg, Pincus and Radio Unica for $265,000, dated July 24, 1997.

5. Promissory Note between shareholders J. Blaya, H. Levin, A. Goldman and B. Alley and Radio Unica Corp. for $100,000, dated July 15, 1997.

                                                                    SCHEDULE 7.9




                       Immediately       Time       Performance     IRR 30         IRR 40
                         Vested         Vested         Vested       Vested         Vested
                         Options        Options        Options      Options        Options
                        @ $10/SHR      @ $10/SHR      @ $10/SHR     @ X/SHR        @ Y/SHR
                       -----------     ---------     -----------   ---------      ----------
Joaquin Blaya            695.6522       530.4015       507.2797     400.0000       457.1429
Herb Levin               521.7391       336.4984       475.0958     373.3333       350.4762
Andrew Goldman           347.8261       233.3233        50.8506     113.2444       129.4222
Alan Stess                86.9565        35.6488        77.3946      84.4444        81.2698
Barrett Alley             86.9565        35.6488        77.3946      84.4444        81.2698
Omar Marshant              0.0000        30.6513        36.0153      22.9333        26.2095
Steve Dawson               0.0000         0.0000       224.0000     228.2667       157.2571
Pedro Sevcec              57.9710         3.3317       138.6973      48.8889        55.8730
Others                    57.9710       127.1631       558.8659     422.2222       692.8254

Totals                 1,855.0724      1,332.667      2,145.594    1,777.778      2,031.746






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